ENERGY TRANSFER COMPLETES ACQUISITION OF WTG MIDSTREAM
Expands Permian Basin pipeline and processing network
providing further access to growing supplies of natural gas and NGLs
DALLAS — July 15, 2024 - Energy Transfer LP (NYSE: ET) (Energy Transfer) announced today the completion of its previously announced acquisition of WTG Midstream Holdings LLC (WTG). Total consideration for the transaction was $2,275 million in cash and approximately 50.8 million newly issued ET common units.
The acquired assets add approximately 6,000 miles of complementary gas gathering pipelines that extend Energy Transfer’s network in the Midland Basin. Also, as part of the transaction, the Partnership added eight gas processing plants with a total capacity of approximately 1.3 Bcf/d, and two additional processing plants which are under construction.
The transaction is expected to add a growing supply of NGL and natural gas volumes to Energy Transfer’s system, providing incremental revenue from gathering and processing activities along with downstream transportation and fractionation fees. The Partnership expects the WTG assets to add approximately $0.04 of Distributable Cash Flow (DCF) per common unit in 2025, increasing to approximately $0.07 per common unit in 2027.
About Energy Transfer
Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with more than 130,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 21% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 39% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC). For more information, visit the Energy Transfer LP website at www.energytransfer.com.
Forward Looking Statements
This communication contains “forward-looking statements.” In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Energy Transfer, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations; the ability of Energy Transfer to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the transaction; the risk that disruptions from the transaction will harm Energy Transfer’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees suppliers, customers, competitors or credit rating agencies, resulting from the completion of the transaction; rating agency actions; legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting Energy Transfer; changes in the supply, demand or price of oil, natural gas, and natural gas liquids; those risks described in Item 1A of Energy Transfer’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024, and its subsequent Quarterly Reports on Form 10‑Q and Current Reports on Form 8-K.
While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Energy Transfer cautions you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Energy Transfer does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Energy Transfer’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

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